Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
IPC Holdings, Ltd.
We consent to the incorporation by reference in the registration statements No. 333-128905 and No. 333-133605 on Form S-3 and registration statements No. 333-107052 and No. 333-126434 on Form S-8 of IPC Holdings, Ltd. of our reports dated February 27, 2007, with respect to the consolidated balance sheets of IPC Holdings, Ltd. as of December 31, 2006 and 2005, and the related consolidated statements of income (loss), comprehensive income (loss), shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of IPC Holdings, Ltd.

/s/ KPMG
Chartered Accountants
Hamilton, Bermuda
February 27, 2007